INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Issuer Tender Offer Statement of C&F Financial Corporation on Schedule 13E-4 of our report dated January 17, 1997, appearing in the Annual Report on Form 10-KSB of C&F Financial Corporation for the years ended December 31, 1996 and 1995.


DELOITTE & TOUCHE LLP

Richmond, Virginia
February 26, 1997